Exhibit 3.1
RESTATED
CERTIFICATE OF INCORPORATION

OF

THE GAP, INC.

THE GAP, INC., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

1.    The name of this corporation is THE GAP, INC. The Gap, Inc. was originally incorporated under the name of GAP ACQUISITION CORPORATION, and the original Certificate of Incorporation of the corporation was filed with the Secretary of State of the State of Delaware on April 15, 1988.

2.    Pursuant to Section 245 of the General Corporation Law of the State of Delaware, this Restated Certificate of Incorporation only restates and integrates and does not further amend the provisions of the Certificate of Incorporation of this corporation as heretofore amended or supplemented, and there is no discrepancy between those provisions and the provisions of the Restated Certificate of Incorporation. The Restated Certificate of Incorporation was duly adopted by the Board of Directors of The Gap, Inc. on August 14, 2024.

3.    The text of the Certificate of Incorporation of this corporation as heretofore amended or supplemented is hereby restated to read in its entirety as follows:

FIRST:    The name of this corporation is: THE GAP, INC.

SECOND:    The address of the registered office of the corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, and the name of its registered agent at that address is The Corporation Trust Company.

THIRD:    Reserved.

FOURTH:    The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

FIFTH:    Section 1.    Classes and Number of Shares.

The total number of shares of all classes of stock which this corporation shall have authority to issue is 2,390,000,000 shares. The classes and the aggregate number of shares of stock of each class, which this corporation shall have authority to issue are as follows:

(i)    2,300,000,000 shares of Common Stock, $0.05 par value per share (hereinafter the “Common Stock”);

(ii)    60,000,000 shares of Class B Common Stock, $0.05 par value per share (hereinafter the “Class B Common Stock”);

(iii)    30,000,000 shares of Preferred Stock, $0.05 par value per share, with such rights, privileges, restrictions and preferences as the Board of Directors may authorize from time to time (hereinafter the “Preferred Stock”).

Section 2.    Powers and Rights of the Common Stock and the Class B Stock.

A.    Voting Rights and Powers.

(i)With respect to all matters upon which shareholders are entitled to vote or to which shareholders are entitled to give consent, every holder of Common stock shall be entitled to one vote in person or by proxy for each share of Common Stock standing in his name on the transfer books of this corporation and (except as provided in Article SEVENTH below) every holder of Class B Stock shall be entitled to six votes in person or by proxy for each share of Class B Stock standing in his name on the transfer books of this corporation.

(ii)Except as otherwise provided herein, the provisions of this Certificate of Incorporation shall not be modified, revised, altered or amended, repealed or rescinded in whole or in part, without the affirmative vote of the holders of a majority of the outstanding shares of the Common Stock and of a majority of the outstanding shares of Class B Stock, each voting separately as a class.

(iii)    Following the initial issuance of shares of Class B Stock, this corporation may not effect the issuance of any additional shares of Class B Stock (except in connection with stock splits and stock dividends), unless and until such issuance is authorized by the holders of a majority of the shares voting of Common Stock and of Class B Stock, each voting separately as a class.

(iv)    The holders of Common Stock, voting separately as a class, will be entitled to elect 25% of this corporation’s directors (rounded, if necessary, to the next higher whole number). The Common Stock will also vote together with the Class B Stock to elect the other 75% of this corporation’s directors.

(v)    Except as may be otherwise required by law or by this Article FIFTH, the holders of Common Stock and Class B Stock shall vote together as a single class, subject to any voting rights which may be granted to holders of Preferred Stock.

B.Dividends and Distributions. Subject to the rights of the holders of Preferred Stock, and subject to any other provisions of this Certificate of Incorporation as amended from time to time, holders of Common Stock and Class B Stock shall be entitled to such dividends and other distributions in cash, stock or property of this corporation as may be declared thereon by the Board of Directors from time to time out of assets or funds of this corporation legally available therefor, provided that if at any time a cash dividend is paid on the Common Stock, a cash dividend will also be paid on the Class B Stock in an amount per share equal to 90% of the amount of the dividend paid on each share of Common Stock (rounded down to the nearest one-hundredth of a dollar); and provided, further, that in the case of the dividends or other distributions payable in stock of this corporation other than the Preferred Stock, including distributions pursuant to stock split-ups, divisions or combinations, which occur after the date shares of Class B Stock are first issued by this corporation, only shares of Common Stock shall be distributed with respect to Common Stock and only shares of Class B Stock shall be distributed with respect to Class B Stock. In no event will shares of either Common Stock or Class B Stock be split, divided or combined unless the other is also split, divided or combined equally.

C.Other Rights. Except as otherwise required by the Delaware General Corporation Law or as otherwise provided in this Certificate of Incorporation, each share of the Common Stock and each share of the Class B Stock shall have identical powers, preferences and rights, including rights in liquidation.

D.Transfer.

(i)    No person holding shares of Class B Stock of record (hereinafter called a “Class B Holder”) may transfer, and this corporation shall not register the transfer of such shares of Class B Stock, whether by sale, assignment, gift, bequest, appointment or otherwise, except to a “Permitted Transferee.” A “Permitted Transferee” shall mean, with respect to each person from time to time shown as the record holder of shares of Class B Stock:

(a)    In the case of a Class B Holder who is a natural person,

(1)The spouse of such Class B Holder, any lineal descendant of a grandparent of such Class B Holder, and any spouse of such lineal descendant;

(2)The trustee of a trust (including a voting trust) principally for the benefit of such Class B Holder and/or one or more of his Permitted Transferee described in each subclause of this clause (a);

(3)Any organization contributions to which are deductible for federal income, estate or gift tax purposes or any split-interest trust described in Section 4947 of the Internal Revenue Code, as it may from time to time be amended (hereinafter called a “Charitable Organization”);

(4)A corporation, of which a majority of the beneficial ownership of outstanding capital stock entitled to vote for the election of directors is owned by, or a partnership, of which a majority of the beneficial ownership of the partnership interests entitled to participate in the management of the partnership is held by, the Class B Holder and/or one or more of his or her Permitted Transferees determined under this clause (a), provided that if by reason of any change in the ownership of such stock or partnership interests, such corporation or partnership would no longer qualify as a Permitted Transferee, all shares of Class B Stock then held by such corporation or partnership shall, upon the election of this corporation given by written notice of such corporation nor partnership, without further act on anyone’s part, be converted into shares of Common Stock effective upon the date of the giving of such notice, and stock certificates formerly representing such shares of Class B Stock shall thereupon and thereafter be deemed to represent the like number of shares of Common Stock; and

(5)The estate of such Class B Holder.

(b)    In the case of a Class B Holder holding the shares of Class B Stock in question as trustee pursuant to a trust (other than pursuant to a trust described in clause (f) below), “Permitted Transferee” means (1) any person transferring Class B Stock to such trust and (2) any Permitted Transferee of any such transferor determined pursuant to clause (a) above.

(c)    In the case of a Class B Holder which is a Charitable Organization holding record and beneficial ownership of the shares of Class B Stock in question, “Permitted Transferee” means any Class B Holder.

(d)    In the case of a Class B Holder which is a corporation or partnership (other than a Charitable Organization) acquiring record and beneficial ownership of the shares of Class B Stock in question upon its initial issuance by this corporation, “Permitted Transferee” means (1) a partner of such partnership, or stockholder of such corporation at the time of issuance, and (2) any Permitted Transferee (determined pursuant to clause (a) above) of any such partner or stockholder referred to in subclause (1) of this clause (d).

(e)    In the case of a Class B Holder which is a corporation or partnership (other than a Charitable Organization or a corporation or partnership described in clause (d) above) holding record and beneficial ownership of the shares of Class B Stock in question, “Permitted Transferee” means (1) any person transferring such shares of Class B Stock to such corporation or partnership and (2) any Permitted Transferee of any such person determined pursuant to clause (a) above.

(f)    In the case of a Class B Holder holding the shares of Class B Stock in question as trustee pursuant to a trust which was irrevocable at the time of issuance of the Class B Stock, “Permitted Transferee” means (1) any person to whom or for whose benefit principal may be distributed either during or at the end of the term of such trust whether by power of appointment or otherwise and (2) any Permitted Transferee of any such person determined pursuant to clause (a) above.

(g)    In the case of a Class B Holder which is the estate of a deceased Class B Holder, or which is the estate of a bankrupt or insolvent Class B Holder, which holds record and beneficial ownership of the shares of Class B Stock in question, “Permitted Transferee” means a Permitted Transferee of such deceased, bankrupt or insolvent Class B Holder as determined pursuant to clause (a), (b), (c), (d), (e) or (f) above, as the case may be.

(ii)    Notwithstanding anything to the contrary set forth herein, any Class B Holder may pledge such Holder’s shares of Class B Stock to a pledgee pursuant to a bona fide pledge of such shares as collateral security for indebtedness due to the pledgee, provided that such shares shall remain subject to the provisions of this Paragraph D. In the event of foreclosure or other similar action by the pledgee, such pledged shares of Class B Stock may only be transferred to a Permitted Transferee of the pledgor or converted into shares of Common Stock, as the pledgee may elect.

(iii)     For purposes of this Paragraph D:

(a)    The relationship of any person that is derived by or through legal adoption shall be considered a natural one.

(b)    Each joint owner of shares of Class B Stock shall be considered a “Class B Holder” of such shares.

(c)    A minor for whom shares of Class B Stock are held pursuant to a Uniform Gifts to Minors Act or similar law shall be considered a Class B Holder of such shares.

(d)    Unless otherwise specified, the term “person” means both natural persons and legal entities.

(e)     Without derogating from the election conferred upon this corporation pursuant to subclause (4) of clause (a) of subsection (i) above, each reference to a corporation shall include any successor corporation resulting from merger or consolidation; and each reference to a partnership shall include any successor partnership resulting from the death or withdrawal of a partner.

(iv)    Any transfer of shares of Class B Stock not permitted hereunder shall result in the conversion of the transferee’s shares of Class B Stock into shares of Common Stock, effective the date on which certificates representing such shares are presented for transfer on the books of this corporation. This corporation may, in connection with preparing a list of stockholders entitled to vote at any meeting of stockholders, or as a condition to the transfer or the registration of shares of Class B Stock on this corporation’s books; require the furnishing of such affidavits or other proof as it deems necessary to establish that any person is the beneficial owner of shares of Class B Stock or is a Permitted Transferee.

(v)    If at any time the number of outstanding shares of Class B Stock as reflected on the stock transfer books of this corporation falls below 12.5% of the total outstanding voting shares of this corporation, the outstanding shares of Class B Stock shall automatically be deemed converted into shares of Common Stock and certificates formerly representing outstanding shares of Class B Stock shall thereupon and thereafter represent the like number of shares of Common Stock.

(vi)    Shares of Class B Stock shall be registered in the names of the beneficial owners thereof and not in “street” or “nominee” names. Notwithstanding the foregoing, trusts may transfer shares into “nominee” name. For this purpose, a “beneficial owner” of any shares of Class B Stock shall mean a person who, or an entity which, possesses the power, either singly or jointly, to direct the voting or disposition of such shares. This corporation shall note on the certificates for shares of Class B Stock the restrictions on transfer and registration of transfer imposed by this Paragraph D.

E.Conversion Rights.

(i)    Subject to the terms and conditions of this Paragraph E, each share of Class B Stock shall be convertible at any time or from time to time, at the option of the respective holder thereof, at the office of any transfer agent for Common Stock, and at such other place or places, if any, as the Board of Directors may designate, into one (1) fully paid and nonassessable share of Common Stock. In order to convert Class B Stock into Common Stock, the holder thereof shall (a) surrender the certificate or certificates for such Class B Stock at the office of said transfer agent (or other place as provided above), which certificate or certificates, if this corporation shall so request, shall be duly endorsed to this corporation or in black or accompanied by proper instruments of transfer to this corporation (such endorsements or instruments of transfer to be in form satisfactory to this corporation), and (b) give written notice to this corporation that such holder elects to convert said Class B Stock, which notice shall state the name or names in which such holder wishes the certificate or certificates for Common Stock to be issued. This corporation will issue and deliver at the office of said transfer agent (or other place as provided above) to the person for whose account such Class B Stock was so surrendered, or to his nominee or nominees, a certificate or certificates for the number of full shares of Common Stock to which holder shall be entitled as soon as practicable after such deposit of a certificate or certificates of Class B Stock, accompanied by the requisite written notice. Such conversion shall be deemed to have made as of the date of such surrender of the Class B Stock to be converted; and the persons entitled to receive the Common Stock issuable upon conversion of such Class B Stock shall be treated for all purposes as the record holder or holders of such Common Stock on such date.

(ii)    The issuance of certificates for shares of Common Stock upon conversion of shares of Class B Stock shall be made without charge for any stamp or other similar tax in respect of such issuance. However, if any such certificate is to be issued in a name other than that of the holder of the share of shares of Class B Stock converted, the person or persons requesting the issuance thereof shall pay to this corporation the amount of any tax which may be payable in respect of any transfer involved in such issuance or shall establish to the satisfaction of this corporation that such tax has been paid or is not required to be paid.

(iii)    This corporation covenants that it will at all times reserve and keep available, solely for the purpose of issue upon conversion of the outstanding shares of Class B Stock, such number of shares of Common Stock as shall be issuable upon the conversion of all such outstanding shares.

Section 3.    Preferred Stock. The Preferred Stock may be issued from time to time in one or more series, and each of such series shall have such voting powers, designations, preferences, and relative participation, optional or other special rights, and the qualifications, limitations and restrictions thereof, as are stated or expressed herein or in a resolution or resolutions, providing for the issuance of such series, adopted by the Board of Directors as hereinafter provided. The Board of Directors is hereby expressly empowered, subject to the provisions of this Article FIFTH, to provide for the issuance of Preferred Stock from time to time in series and to fix by resolution or resolutions providing for the issuance of such series.

(i)    The number of shares constituting that series and the distinctive designation of that series;

(ii)    The dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights or priority, if any, of payment of dividends on shares of that series.

(iii)    Whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

(iv)    Whether that series shall have conversion privileges, and, if so the terms and conditions of such conversion, including provision for adjustment of the conversion rate upon the happening of specified events;

(v)    Whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and on different redemption dates;

(vi)    Whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

(vii)    The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of this corporation, and the relative rights or priority, if any, of payment on shares of that series; and

(viii)    Such other designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof as it may deem advisable and shall be stated in said resolution or resolutions.

Section 4.     Issuance of Common Stock. Class B Stock and Preferred Stock.

The Board of Directors of this corporation may from time to time authorize by resolution the issuance of any or all shares of the Common Stock and the Preferred Stock herein authorized in accordance with the terms and conditions set forth in this Certificate of

Incorporation for such purposes, in such amounts, to such persons, corporations, or entities, for such consideration, and in the case of the Preferred Stock, in one or more series, all as the Board of Directors in its discretion may determine and without any vote or other action by the shareholders, except as otherwise required by law. Subject to Section 2A(iii) of this Article FIFTH, the Board of Directors of this corporation may authorize by resolution the issuance of any or all shares of Class B Stock herein authorize in accordance with the terms and conditions set forth in this Certificate of Incorporation for such purposes, in such amounts, to such persons, corporations, or entities and for such consideration as the Board of Directors may determine. At any time shares of Class B Stock are outstanding, the Board of Directors may issue shares of Common Stock in the form of a distribution or distributions pursuant to a stock dividend or split-up, division or combination of the shares of Common Stock only to the then-holders of the outstanding shares of Common stock and in conjunction with and in the same ratio as a stock dividend or spilt-up, division or combination of the shares of Class B Stock.

SIXTH:    Section 1.    Number of Directors.

The number of directors which shall constitute the whole Board of Directors of this corporation shall be as specified in the by-laws of this corporation.

Section 2.    Limited Liability.

To the fullest extent permitted by the General Corporation Law of the State of Delaware (as such law currently exists or may hereafter be amended so long as any such amendment authorizes action further eliminating or limiting the personal liabilities of directors or officers), a director or officer of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer. Any repeal or modification of this paragraph by the stockholders of the corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director or officer of the corporation with respect to any act or omission occurring prior to the time of such repeal or modification.

SEVENTH:    Section 1.    Certain Definitions.

For the purpose of this Article SEVENTH:

A.    A “person” shall mean any individual, firm corporation or other entity.

B.    “Interested Stockholder” shall mean any person (other than any Subsidiary of this corporation) who or which:

(i)is the beneficial owner, directly or indirectly, of more than 5% of the voting power of (a) all outstanding shares of Common Stock, (b) all outstanding shares of Class B Stock or (c) all outstanding shares of Voting Stock; or

(ii)is an Affiliate of this corporation and at any time within the two-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of more than 5% of the voting power of (a) all outstanding shares of Common Stock, (b) all outstanding shares of Class B Stock or (c) all outstanding shares of Voting Stock; or

(iii)is an assignee of, or has otherwise succeeded to, any shares of Voting Stock which were at any time within the two-year period immediately prior to the date in question beneficially owned by any Interested Shareholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933.

C.    A person shall be a “beneficial owner” of any Voting Stock:

(i)which such person or any of its Affiliates or Associates beneficially owns directly or indirectly; or

(ii)which such person or any of its Affiliates or Associates has (a) the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (b) the right to vote pursuant to any agreement, arrangement or understanding; or

(iii)which are beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Voting Stock.

For the purpose of determining whether a person is an Interested Stockholder pursuant to paragraph B of this Section 1, the number of shares of Voting Stock deemed to be outstanding shall include shares deemed owned by an Interested Stockholder through application of this paragraph C but shall not include any other shares of Voting Stock which may be issuable to persons other than such Interested Stockholder pursuant to any agreement, arrangement or understanding, or upon exercise of conversion or exchange rights, warrants or options, or otherwise.

D.    “Voting Stock” shall mean the capital stock of this corporation having general voting power.

E.    “Affiliate” or “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations promulgated under the Securities Exchange Act of 1934 or any successor regulation, which may be promulgated from time to time.

F.    “Subsidiary” means any corporation of which a majority of any class of Equity Security is owned, directly or indirectly, by this corporation; provided, however, that for the purposes of the definition of Interested Stockholder set forth in paragraph B of this Section 1, the term

“Subsidiary” shall mean only a corporation of which a majority of each class of Equity Security (other than convertible debentures) is owned, directly or indirectly, by this corporation.

G.    “Disinterested Director” means any member of the Board of Directors who is unaffiliated with any Interested Stockholder and was a member of the Board of Directors prior to the time that an Interested Stockholder became an Interested Stockholder, and any successor of a Disinterested Director who is unaffiliated with an Interested Stockholder and is recommended to succeed a Disinterested Director by a majority of Disinterested Directors then on the Board of Directors.

H.    “Fair Market Value” means (i) in the case of stock, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on the Composite Tape for New York Stock Exchange-Listed Stocks, or, if such stock is not quoted on the Composite Tape, on the New York Stock Exchange, or, if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock during the 30-day period preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotations System or any similar system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by the Board of Directors in good faith; and (ii) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined by the Board of Directors in good faith.

I.    “Business Combination” shall mean

(i)any merger or consolidation of this corporation or any Subsidiary with (a) any Interested Stockholder or (b) any other corporation (whether or not itself an Interested Stockholder) which is, or after such merger or consolidation would be, an Affiliate of an Interested Stockholder; or

(ii)any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Interested Stockholder or any Affiliate of any Interested Stockholder of any assets of this corporation of any Subsidiary having an aggregate book value of 5% or more of this corporation’s book value at the time of such transaction or transactions determined in accordance with generally accepted accounting principles; or

(iii)the issuance or transfer by this corporation or any Subsidiary (in one transaction or a series of transactions) of any securities of this corporation or any Subsidiary to any Interested Stockholder or any Affiliate of any Interested Stockholder in exchange for cash, securities or other property (or combination thereof) having an aggregate value of 5% or more of this corporation’s book value at the time of such transaction or transactions determined in accordance with generally accepted accounting principles; or

(iv)any reclassification of securities (including any reverse stock split), or recapitalization of this corporation, or any merger or consolidation of this corporation (whether or not with or into or otherwise involving an Interested Stockholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of Equity Security of this corporation or any Subsidiary which is directly or indirectly owned by an Interested Stockholder or any Affiliate of any Interested Stockholder.

J.    “Equity Security” shall have the meaning ascribed to such term in Section 3(a)(11) of the Securities Exchange Act of 1934 as amended from time to time.

K.    Certain matters to be voted on by the Board of Directors shall require the directors who are not Disinterested Directors to be disqualified. The term “majority of the Disinterested Directors” shall mean a majority of the directors who are not so disqualified.

Section 2.    Higher Vote for Certain Business Combinations.

In addition to any affirmative vote required by law or this Certificate of Incorporation, and except as otherwise expressly provided in Section 3 of this Article SEVENTH, the approval of a Business Combination shall require the affirmative vote of the holders of at least 66-2/3% of the Voting Stock, voting together as a single class (it being understood that for the purposes of this Article SEVENTH, each share of Class B Stock shall have only two votes notwithstanding the number of votes granted to it pursuant to Article FIFTH of this Certificate of Incorporation). Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law or in any agreement with any national securities exchange or otherwise.

Section 3.    When Higher Vote is Not Required.

The provisions of Section 2 of this Article SEVENTH shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote as is required by law and any other provision of this Certificate of Incorporation, if all of the conditions specified in either of the following paragraphs A and B are met:

A.    Approval by Disinterested Directors. The Business Combination shall have been approved by a majority of the Disinterested Directors.

B.    Price and Procedure Requirements. All of the following conditions shall have been met:

(i)The aggregate amount of the cash and the Fair Market Value (as of the date of the consummation of the Business Combination) of consideration other than cash to be received per share by holders of Common Stock and Class B Stock in such Business Combination shall be at least equal to the higher of the following:

(a)    (if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers’ fees) paid by the Interested

Stockholder (whether or not such person was a stockholder at the time of such purchases) for any shares of Common Stock acquired by it within the two-year period immediately prior to and including the first public announcement of the terms of the proposed Business Combination (the “Announcement Date”); or

(b)    the Fair Market Value per share of Common Stock on the Announcement Date.

(ii)The aggregate amount of the cash and the Fair Market Value (as of the date of the consummation of the Business Combination) of consideration other than cash to be received per share by holders of shares of any class or series of outstanding Voting Stock other than Common Stock or Class B Stock shall be at least equal to the highest of the following (it being intended that the requirements of this paragraph B(ii) shall be required to be met with respect to every class or series of outstanding Voting Stock, whether or not the Interested Stockholder has previously acquired any shares of a particular class or series of Voting Stock);

(a)    (if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers’ fees) paid by the Interested Stockholder for any shares of such class or series of Voting Stock acquired by it within the two-year period immediately prior to and including the Announcement Date;

(b)    (if applicable) the highest preferential amount per share to which the holders of shares of such class or series of Voting Stock are entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of this corporation; or

(c)    the Fair Market Value per share of such class or series of Voting Stock on the Announcement Date.

(iii)In the event of any Business Combination in which this corporation survives, the phrase “consideration other than cash to be received,” as used in paragraphs B(i) and (ii) of this Section 3, shall include the shares of Common Stock and/or the shares of any other class or series of outstanding Voting Stock retained by the holders of such shares.

(iv)The consideration to be received by holders of a particular class or series of outstanding Voting Stock (including Common Stock and Class B Stock) shall be in cash or in the same form as the Interested Stockholder has previously paid for shares of such class or series of Voting Stock. If the Interested Stockholder has paid for shares of any class or series of Voting Stock with varying forms of consideration, the form of consideration for such class or series of Voting Stock shall be either cash or the form used to acquire the largest number of shares of such class or series of Voting Stock previously acquired by it. The price determined in accordance with paragraphs B(i) and (ii) of this Section 3 shall be subject to appropriate adjustment in the event of any stock dividend, stock split, combination of shares of similar event

(v)After a person becomes an Interested Stockholder and prior to the consummation of such Business Combination: (a) except as approved by a majority of the Disinterested Directors, there shall have been no failure to declare and pay at the regular date therefor any full quarterly dividends (whether or not cumulative) on any outstanding stock having preference over the Common Stock as to dividends or upon liquidation; (b) there shall have been (1) no reduction in the annual rate of dividends paid on the Common Stock (except as necessary to reflect any subdivision of the Common Stock), except as approved by a majority of the Disinterested Directors, and (2) an increase in such annual rate of dividends as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding shares of the Common Stock, unless the failure so to increase such annual rate is approved by a majority of the Disinterested Directors; and (c) such Interested Stockholder shall have not become the beneficial owner of any additional shares of Voting Stock except as part of the transaction which results in such Interested Stockholder becoming an Interested Stockholder.

(vi)After a person becomes an Interested Stockholder, such Interested Stockholder shall not have received the benefit, directly or indirectly (except proportionately as a stockholder), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by this corporation (unless the arrangement conferring such benefit was entered into prior to the time such person became an Interested Stockholder), whether in anticipation of or in connection with such Business Combination or otherwise.

(vii)A proxy or information statement describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations) shall be mailed to public stockholders of this corporation at least 30 days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions).

Section 4.    Powers of the Board of Directors.

A majority of the Disinterested Directors shall have the power and duty to determine for the purposes of this Article SEVENTH, on the basis of the information known to them after reasonable inquiry, (A) whether a person is an Interested Stockholder, (B) the number of shares of Voting Stock beneficially owned by any person, (C) whether a person is an Affiliate or Associate of another, and (D) whether the assets which are the subject of any Business Combination have, or the consideration to be received for the issuance or transfer of securities by this corporation or any Subsidiary in any Business Combination has, an aggregate value equal to 5% or more of the book value of this corporation determined in accordance with generally accepted accounting principles. A majority of the Disinterested Directors shall the further power to interpret all of the terms and provisions of this Article SEVENTH.

Section 5.    No Effect of Fiduciary Obligations of Interested Stockholders.

Nothing contained in this Article SEVENTH shall be construed to relieve any Interested Stockholder from any fiduciary obligation imposed by law.

Section 6.    Amendment, Repeal, etc.

Notwithstanding any other provisions of this Certificate of Incorporation or the By-Laws (and notwithstanding the fact that a lesser percentage may be specified by law, this Certificate of Incorporation or the By-Laws) the affirmative vote of the holders of 66-2/3% or more of the outstanding Voting Stock, voting together as a single class, shall be required to amend or repeal, or adopt any provisions inconsistent with, this Article SEVENTH or any provision hereof.

EIGHTH:    Meetings of stockholders may be held within or without the State of Delaware as the by-laws may provide. The books of the corporation may be kept, subject to any provision contained in the statutes, outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the by-laws of the corporation. Stockholders shall not be entitled to request the election of directors by written below unless a by-law of the corporation shall authorize such a vote by written ballot.

NINTH:    The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred on stockholders herein are granted subject to this reservation. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind from time to time any or all of the by-laws of the corporation; including by-law amendments increasing or reducing the authorized number of directors.

IN WITNESS WHEREOF, the corporation has caused this Restated Certificate of Incorporation to be executed on its behalf on this 14th day of August 2024.

/s/ Todd Champeau
Name: Todd Champeau
Title: Assistant Secretary